EXHIBIT 99.1

News

FOR IMMEDIATE RELEASE

NEXTWAVE WIRELESS RECEIVES $100 MILLION

DEBT FINANCING COMMITTMENT

Company to Restructure its Operations.

Looking to Divest its Infrastructure Businesses.

SAN DIEGO, September 17, 2008 - NextWave Wireless Inc. (NASDAQ: WAVE), a global provider of wireless broadband and mobile multimedia products, today announced that, subject to certain conditions, it has received a commitment from Avenue Capital Management II, L.P. and Sola to provide $100 million of new financing through the issuance of senior-subordinated secured second-lien notes (“Notes”). Through a combination of cost reduction actions, the planned divestiture of its infrastructure businesses and the sale of other business assets, the $100 million in net proceeds from the financing is projected to fund NextWave’s business operations into 2010.

Interest on the Notes will be payable quarterly at a rate of 14 percent per annum through the issuance of additional Notes, and in cash after the repayment of NextWave’s existing senior secured notes. The Notes will mature on December 31, 2010. Upon the close of the financing transaction, Avenue Capital and Sola will also receive warrants to purchase 40 million shares of NextWave common stock at an exercise price of $.01 per share. Additional details regarding the financing can be found in NextWave’s Form 8-K which was filed today with the Securities Exchange Commission.

“This financing will provide the runway we need to execute our strategic plan in an orderly and efficient manner. It will allow us to seek to maximize the value of our assets, including our spectrum, as we implement a global restructuring of our business,” said Allen Salmasi, chief executive officer and president of NextWave Wireless. “To help conserve cash, we are working to divest our infrastructure business units in the near term. In addition, we have recently taken important steps to reduce our operating costs including reducing our global workforce by over 20 percent and by scaling back corporate overhead expenses.”

The Company hopes to close the financing in the next several weeks. The obligation of Avenue Capital and Sola to purchase the Notes is subject to various conditions. Additionally, NextWave has applied to the NASDAQ Listing Qualifications Department for an exception available under NASDAQ’s rules to permit NextWave to issue the warrants to be issued to the purchasers of the Notes without receipt of prior shareholder approval. There, however, can be no assurance that the NASDAQ Listing Qualifications Department will grant the requested exception to NextWave or as to the timing of such grant. Based on the foregoing, there can be no assurance that the financing will be consummated as contemplated.

The Company also announced that under the terms of the financing commitment letter it has executed with Avenue Capital and Sola, it intends to appoint Michael Murphy, a Managing Director of AlixPartners, as NextWave’s interim chief operating officer and chief administrative officer.  Mr. Murphy, in working with the management team and NextWave’s board of directors, will be responsible for the management and implementation of the Company’s cost reduction strategies. In addition, NextWave has also announced that it has engaged the services of Lazard to help the Company develop and implement its business divestiture strategy.

About NextWaveWireless

NextWave Wireless Inc. (Nasdaq: WAVE) provides next-generation mobile multimedia and wireless broadband technologies to the world’s leading mobile handset manufacturers, consumer electronics manufacturers and wireless service providers. Device-embedded mobile multimedia software from NextWave’s PacketVideo subsidiary can be found in more than 250 million handsets around the globe. For more information, visit NextWave at www.nextwave.com.

Note Regarding Forward-Looking Statements

This press release contains “forward-looking statements” for purposes of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties.  There can be no assurances that forward-looking statements will be achieved, and actual events or results could differ materially from the events or results predicted by such statements.  Important factors that could cause actual events or results to differ materially are discussed in greater detail in the filings of NextWave with the Securities and Exchange Commission.  Investors should refer to NextWave’s Quarterly Report on Form 10-Q for the fiscal quarter ended June 28, 2008 and other filings with the Securities and Exchange Commission for a description of risks relating to NextWave’s business, including, but not limited to our limited relevant operating history, our ability to manage growth or integrate recent or future acquisitions, and the other risks described under the heading “Risk Factors” in such filings. All such documents are available through the SEC’s website at www.sec.gov.  NextWave makes no commitment to update any forward-looking statements in order to reflect subsequent changes in events or circumstances except as may be required pursuant to applicable law.

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CONTACT

Ruder Finn

Kristie Heins Fox

(312) 329-3985

heinsfoxk@ruderfinn.com

NextWaveWireless Investor Relations

Roseann Rustici

Vice President, Investor Relations

NextWave Wireless

(203) 742-2539

rrustici@nextwave.com

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